EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT: Colleen Brown, President and Chief Executive Officer,
Fisher Communications, Inc. (206) 404-6783
FISHER COMMUNICATIONS, INC. ANNOUNCES PURCHASE OF
TWO TELEVISION STATIONS FOR $19.3 MILLION
SEATTLE—(BUSINESS WIRE)—November 3, 2006—Fisher Communications, Inc. (Nasdaq: FSCI) announced that it completed the purchase of two television stations from Equity Broadcasting Corporation for $19.3 million on November 1, 2006. The stations include KPOU in La Grande, Oregon, and KPOU LP in Portland, Oregon, which provide Hispanic programming to the Portland, Oregon market through an affiliation with Univision.
“This acquisition creates a duopoly in Portland for Fisher and allows us to better serve the market’s fast growing Hispanic population,” stated Colleen Brown, President and Chief Executive Officer of Fisher Communications. Fisher also owns KATU, the ABC affiliate in Portland.
KATU’s general manager, John Tamerlano, will manage these stations.
The transaction was structured as a like-kind exchange involving the previously announced sale of 18 of Fisher’s radio stations in Eastern Washington and Montana.
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Fisher Communications, Inc. is a Seattle-based communications company that owns or manages twelve full power and seven low power television stations and nine radio stations in the Pacific Northwest. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider, and Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle.